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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-00164) and on Form S-8 (Nos. 33-88974, 33-88976
and 33-97000) of PMT Services, Inc. of our report dated September 13, 1996, appearing on page 29 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of this Form 10-K.



PRICE WATERHOUSE LLP


Nashville, Tennessee
October 15, 1996